News Release
Cory T. Walker
April 19, 2005	Chief Financial Officer
(386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES AN 18.4% INCREASE IN FIRST QUARTER NET INCOME

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced a new record for its net income and net income per share in the first quarter.

Net income per share for the quarter ended March 31, 2005 was $0.62, an increase of 17% over the $0.53 in net income per share reported for the quarter ended March 31, 2004.  Net income rose to $43,018,000 for the first quarter of 2005, versus net income of $36,348,000 for the quarter ended March 31, 2004, an increase of 18.4%.

Total revenue for the quarter ended March 31, 2005 was up 22.2%, to $202,374,000, compared with $165,565,000 recorded in the corresponding quarter in 2004.

J. Hyatt Brown, Chairman and Chief Executive Officer, noted, "Our results continue to reflect the shoulder-to-the-wheel efforts of our people.  Our results are even more rewarding when considering the current softening of commercial insurance premium rates. Our goal is to maintain our intense focus on the execution of our stated game plan and to continue providing the very best possible service to our growing list of clients across the nation."

Jim W. Henderson, President and Chief Operating Officer added, "In the mergers and acquisitions arena, 2005 has started even better than we could have imagined. We completed several outstanding acquisitions during the first quarter, with estimated annualized revenues of $91.6 million.  Most of these entities already operate within our desired operating profit percent range. We will continue to exercise our dogged discipline to choose the best acquisition opportunities."

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, employee benefit administration, and managed health care programs. Providing service to business, public entity, individual and trade and association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ eighth largest independent insurance intermediary. Our Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to continuing our revenue, earnings and operating growth, and to identifying and consummating attractive acquisition opportunities. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements indicated in these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results and condition, as well as its other achievements, are contained in the Company’s filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the integration of the Company’s operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of Arizona, California, Florida, Georgia, New Jersey, New York, Pennsylvania and/or Washington, where significant portions of the Company’s business are concentrated; the actual costs of resolution of contingent liabilities; those factors relevant to Brown & Brown's identification,  consummation and integration of acquisitions, including any matters analyzed in the due diligence process, material adverse changes in the customers of the companies whose operations are acquired, and material adverse changes in the business and financial condition of either or both companies and their respective customers; and the cost and impact on the Company of previously disclosed pending litigation and regulatory inquiries regarding industry and Company practices with respect to compensation received from insurance carriers, certain of which practices are currently under review by a committee of independent members of the Company’s Board of Directors. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

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Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2005 and 2004
(in thousands, except per share data)
(unaudited)

	2005	2004
REVENUES
Commissions and fees	$200,315	$164,314
Investment income	965	688
Other income, net	1,094	563
Total revenues	202,374	165,565

EXPENSES
Employee compensation and benefits	90,384	76,282
Non-cash stock grant compensation	891	845
Other operating expenses	27,142	21,396
Amortization	7,535	4,817
Depreciation	2,367	2,154
Interest	3,542	711
Total expenses	131,861	106,205

Income before income taxes	70,513	59,360

Income taxes	27,495	23,012

Net income	$ 43,018	$ 36,348
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Net income per share:
Basic	$0.62	$0.53
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Diluted	$0.62	$0.53
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Weighted average number of shares outstanding:
Basic	69,162	68,681
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Diluted	69,711	69,207
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Dividends declared per share	$0.08	$0.07
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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended March 31, 2005
(in thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal
	Ended	Ended	Net	Net	Acquisition	Net
	3/31/05	3/31/04	Change	Growth %	Revenues	Growth %

Florida Retail
	$ 37,205	$ 33,873	$ 3,332	9.8%	$ 1,047	6.7%
National Retail	50,476	40,098	10,378	25.9%	10,288	0.2%
Western Retail	25,351	25,629	(278)	(1.1)%	857	(4.4)%

      Total Retail

	113,032	99,600	13,432	13.5%	12,192	1.2%

Professional Programs	10,828	10,317	511	5.0%	715	(2.0)%
Special Programs	20,861	11,781	9,080	77.1%	7,320	14.9%
Total Programs	31,689	22,098	9,591	43.4%	8,035	7.0%

Brokerage

	21,366	8,670	12,696	146.4%	11,355	15.5%

TPA Services	6,384	5,737	647	11.3%	-	11.3%

Total Core Commissions
and Fees(1)	$172,471	$136,105	$36,366	26.7%	$31,582	3.5%
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Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended March 31, 2005 and 2004
(in thousands)
(unaudited)

	Quarter	Quarter
	Ended	Ended
	3/31/05	3/31/04
Total core commissions and fees(1)	$172,471	$136,105
Contingent commissions	27,844	25,776
Divested business	-	2,433

Total commission & fees	$200,315	$164,314
	=======	=======

(1)    Total core commissions and fees are our total commissions and fees less (i) contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	March 31,	December 31,

	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$ 84,982	$ 188,106
Restricted cash and investments	198,132	147,483
Short-term investments	3,342	3,163
Premiums, commissions and fees receivable	214,702	172,395
Other current assets	22,532	28,819
Total current assets	523,690	539,966

Fixed assets, net	37,451	33,438
Goodwill	511,082	360,843
Amortizable intangible assets, net	371,134	293,009
Investments	8,305	9,328
Other assets	9,863	12,933
Total assets	$1,461,525	$1,249,517
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LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 333,173	$242,414
Premium deposits and credits due customers	24,715	32,273
Accounts payable	43,661	16,257
Accrued expenses	38,058	58,031
Current portion of long-term debt	66,019	16,135
Total current liabilities	505,626	365,110

Long-term debt	258,545	227,063

Deferred income taxes, net	24,576	24,859

Other liabilities	10,279	8,160

Shareholders’ equity:
Common stock, par value $0.10 per share;
authorized 280,000 shares; issued and
outstanding 69,157 at 2005 and 69,159 at 2004	6,916	6,916
Additional paid-in capital	188,452	187,280
Retained earnings	463,147	425,662
Accumulated other comprehensive income	3,984	4,467

Total shareholders’ equity	662,499	624,325

Total liabilities and shareholders’ equity	$1,461,525	$1,249,517
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